Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

PepperBall Technologies, Inc.

We have audited the accompanying consolidated balance sheets of PepperBall Technologies, Inc. and subsidiary (“the Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PepperBall Technologies, Inc. and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations, net working capital deficit, limited financial resources and a net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 14, the consolidated financial statements for 2006 have been restated from those originally presented and reported on by another auditor to correct errors in accounting for stock-based compensation and warrants issued in connection with certain debt instruments.

/s/ HASKELL & WHITE LLP

San Diego, California

July 28, 2008

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
ASSETS
Current assets:
Cash and cash equivalents	$266,000	$527,000
Accounts receivable, net	311,000	402,000
Inventories, net	373,000	384,000
Other current assets	75,000	59,000

Total current assets	1,025,000	1,372,000

Property and equipment, net	173,000	428,000

Other assets:
Purchased Technology, net	—	51,000
Deposits and other assets	96,000	44,000

Total other assets	96,000	95,000

Total assets	$1,294,000	$1,895,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$298,000	$321,000
Accrued expenses	333,000	260,000
Current portion of deferred rent	—	1,000
Short term debt, net of debt discounts	2,011,000	—
Line of credit	500,000	461,000

Total current liabilities	3,142,000	1,043,000
Deferred rent, long-term portion	4,000	—
Long-term debt, net of current portion and unamortized discounts	—	1,574,000
Warrant liability	448,000	379,000

Total liabilities	3,594,000	2,996,000

Minority interest	49,000	47,000

Commitments, contingencies and subsequent events (Notes 6, 8, 11 and 13)	—	—

Stockholders’ equity (deficit):
Preferred stock; $.001 par value, 20,000,000 shares authorized; 1,884,581 shares of Series A and 11,885,325 of Series B issued and outstanding at December 31, 2007 and 2006; Series A and B Liquidation preference of $2,073,000 and $7,036,000, respectively	14,000	14,000
Common stock, $.001 par value, 37,000,000 shares authorized; 13,978,491 and 13,632,327 shares issued and outstanding at December 31, 2007 and 2006, respectively	14,000	14,000
Additional paid in capital	10,546,000	10,481,000
Accumulated deficit	(12,923,000)	(11,657,000)

Total stockholders’ equity (deficit)	(2,349,000)	(1,148,000)

Total liabilities and stockholders’ equity (deficit)	$1,294,000	$1,895,000

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
Revenues	$3,264,000	$3,031,000
Cost of revenues	1,501,000	1,170,000

Gross profit	1,763,000	1,861,000

Operating Expenses:
Sales and marketing	597,000	515,000
Research and development	454,000	396,000
General and administrative	1,335,000	1,159,000
Impairment loss	202,000	—
Amortization	51,000	123,000

Total operating expenses	2,639,000	2,193,000

Loss from operations	(876,000)	(332,000)

Other income (expense):
Interest income	3,000	1,000
Interest expense	(385,000)	(414,000)
Change in warrant liability	(8,000)	37,000
Loss on extinguishment of debt	—	(204,000)
Other income	2,000	2,000
Minority interest	(2,000)	(3,000)

Total other expense	(390,000)	(581,000)

Net loss	$(1,266,000)	$(913,000)

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
		(Restated— Note 14)
Cash flows from operating activities
Net loss	$(1,266,000)	$(913,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	165,000	224,000
Impairment loss	202,000	—
Minority interest	2,000	4,000
Change in warrant liability	7,000	(37,000)
Loss on extinguishment of debt	—	204,000
Amortization of debt discounts	133,000	182,000
Stock-based compensation	5,000	24,000
Accounts receivable allowances	1,000	2,000
Allowance for inventory obsolescence	(63,000)	(20,000)
Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	90,000	(312,000)
Inventories	74,000	20,000
Other current assets	(16,000)	27,000
Deposits and other assets	(45,000)	2,000
Accounts payable	(23,000)	193,000
Accrued expenses	74,000	30,000
Deferred rent	3,000	(6,000)

Net cash used in operating activities:	(657,000)	(376,000)

Cash flows from investing activities
Purchases of property and equipment	(61,000)	(94,000)

Net cash used in investing activities	(61,000)	(94,000)

Cash flows from financing activities
Proceeds from issuance of long-term debt	398,000	406,000
Net proceeds from line of credit	39,000	383,000
Financing costs in connection with long-term debt and line of credit	—	(22,000)
Proceeds from exercise of stock options	7,000	5,000
Proceeds from exercise of warrants	13,000	—

Net cash provided by financing activities	457,000	772,000

Net (decrease) increase in cash and cash equivalent	(261,000)	302,000
Cash and cash equivalents, beginning of year	527,000	225,000

Cash and cash equivalents, end of year	$266,000	$527,000

Supplemental disclosure of cash flow information;
Cash paid for interest	$165,000	$163,000
Cash paid for income taxes	$2,000	$2,000

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2007 AND 2006 (RESTATED)

	Preferred Stock ($.001 par value)		Common Stock ($.001 par value)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2005	13,769,904	$14,000	13,511,995	$14,000	$10,355,000	$(10,675,000)	$(292,000)
Restatement (Note 14)	—	—	—	—	121,000	(69,000)	52,000
Exercise of stock options	—	—	120,332	—	5,000	—	5,000
Net loss	—	—	—	—	—	(913,000)	(913,000)

Balance at December 31, 2006 (Restated)	13,769,904	14,000	13,632,327	14,000	10,481,000	(11,657,000)	(1,148,000)
Exercise of stock options	—	—	130,334	—	7,000	—	7,000
Issuance of warrants in conjunction with debt	—	—	—	—	40,000	—	40,000
Stock compensation	—	—	—	—	5,000	—	5,000
Exercise of warrants	—	—	215,830	—	13,000	—	13,000
Net loss	—	—	—	—	—	(1,266,000)	(1,266,000)

Balance at December 31, 2007	13,769,904	$14,000	13,978,491	$14,000	$10,546,000	$(12,923,000)	$(2,349,000)

See accompanying note to financial statements and independent auditors’ report

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Organization

PepperBall Technologies, Inc. (the “Company”) develops, manufactures and markets non-lethal compliance technology products utilizing the Company’s PepperBall® technology. The PepperBall product line features compressed air launchers and inert, training and oleoresin capsicum powder projectiles that can be used by police officers, correction officers, private security guards, and the military. The Company is currently developing new product lines which are expected to be ready for release in 2008.

The Company commenced operations in February 1999 as a division of Jaycor, Inc. (“Jaycor”) and was incorporated in Delaware in August 2000 as Jaycor Tactical Systems, Inc. On October 27, 2000, Jaycor contributed $2,428,000 in book value of net assets representing all of its PepperBall compliance technologies, inclusive of a wholly owned subsidiary, Advanced Tactical Systems, Inc. to the Company in exchange for 4,640,000 shares of common stock and 2,000,000 shares of Series A convertible preferred stock. The Company changed its name to PepperBall Technologies, Inc. in September 2002.

Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has experienced significant recurring losses from operations and negative cash flows from operations, and at December 31, 2007 had a net working capital deficiency of $2,117,000, a net capital deficiency of $2,349,000 and an accumulated deficit of $12,923,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure, research and market introduction activities. If revenues do not increase sufficiently to generate positive cash flows, then the Company would be required to reduce the scope of its research and development, sales and marketing, and general and administrative activities and would not be able to continue in business unless the Company acquired additional financing. The Company is actively looking to obtain additional financing and some additional financing has been secured (see Note 13). However, there can be no assurance that the Company would be able to obtain sufficient additional financing, if needed. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary ChemArmor, Inc. (Note 2) All intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash, and other highly liquid investments with original maturities of 90 days or less from the date of purchase.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates consist of the allowances for obsolete inventory and doubtful accounts. It is at least reasonably possible that these estimates will change in the near term.

Inventories

Inventories are valued at the lower of average cost or market (which approximates the first-in first-out method) and are stated net of an estimated reserve for obsolescence of $57,000 and $120,000 at December 31, 2007 and 2006, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s accounts receivable, accounts payable and accrued expenses approximated their carrying amounts due to the relatively short maturity of these items. None of the Company’s short-term debt instruments that are outstanding at December 31, 2007 and 2006, have readily ascertainable market values; however, the carrying values are considered to approximate their fair values. The Company has estimated values for warrants issued in connection with the line of credit agreement (Note 6) that are reflected as liabilities based on the Black-Scholes valuation model.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the improvement.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. As of December 31, 2007, the Company determined that certain tangible assets associated with projectile production were impaired and the associated carrying amounts were written down. As a result of this determination as of December 31, 2007, the Company recorded an impairment loss totaling $202,000.

Revenue Recognition

The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. Sales returns are estimated based on historical experience and management’s expectations and are recorded at the time product revenue is recognized.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of cost of revenues in the consolidated statement of operations.

Research and Development

Research and development expenditures are charged to operations as incurred.

Sales and Marketing

Sales and marketing expenditures are charged to operations as incurred.

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes, a deferred tax asset or liability is determined based on the difference between the financial statement and the tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Effective January 1, 2008, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48, effective January 1, 2008, is not considered to have a material effect on the consolidated financial statements.

Collectibility of Accounts Receivable

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Credit losses historically have been minimal and within management’s expectations. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required. The Company also provides allowances for estimated returns. At December 31, 2007 and 2006 accounts receivable are stated net of estimated allowances of $32,000 and $31,000, respectively. The Company has a concentration of credit risk within accounts receivable (see Note 12).

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the method of accounting for share-based compensation as required by SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123). This statement supersedes APB Opinion 25, Accounting for Stock Issued to Employees (APB 25), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company adopted SFAS 123R on January 1, 2006, using the modified prospective method, which results in recording compensation expense for the vesting options granted after January 1, 2006 and expense for the portion of grants made in prior years that vest after January 1, 2006.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Deferred Rent

Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rent expense recorded and the amount paid under the lease agreement is recorded as deferred rent in the accompanying consolidated balance sheets.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, established standards for reporting and display of comprehensive income and its components. For 2007 and 2006, net loss was the same as comprehensive loss for all periods presented as the Company had no components of comprehensive income (loss).

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS-157 is effective for financial statements issued for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. The Company is currently evaluating the impact of this pronouncement on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007.

The Company does not expect this statement will have a material impact on its results of operations or financial position.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (SFAS 141R), which retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. The provision of SFAS 141R are effective for fiscal years beginning after December 15, 2008 with earlier adoption prohibited.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

NOTE 2—PRIOR PERIOD ACQUISITION

On May 23, 2002, the Company entered into an agreement to purchase certain assets of Kathleen Dwire (dba ChemArmor), (the “Seller”), a manufacturer of various chemical agent powder and aerosol products. In conjunction with the acquisition, the Company formed a subsidiary, ChemArmor, Inc., which owns substantially all of the acquired assets. Seller was granted a 19.5% ownership interest in ChemArmor, Inc. and this percentage of ChemArmor’s operating income and equity has been reflected as minority interest in the accompanying consolidated financial statements. The results of operations of ChemArmor, Inc. have been included in the consolidated statements of operations from the date of the acquisition.

Purchased technology resulting from this acquisition is being amortized using the straight-line method over 5 years. Gross purchased technology totaled $682,000 at December 31, 2007 and 2006. Amortization expense for the years ended December 31, 2007 and 2006 totaled $51,000 and $123,000, respectively, resulting in the technology being fully amortized as of December 31, 2007.

NOTE 3—INVENTORIES

Inventories consist of the following at December 31:

	2007	2006
Raw materials	$155,000	$156,000
Finished goods	275,000	348,000

	430,000	504,000
Less: Allowance for obsolescence	(57,000)	(120,000)

	$373,000	$384,000

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation, consists of the following at December 31:

	2007	2006
Machinery and equipment	$98,000	$699,000
Computer equipment	271,000	245,000
Molds	248,000	216,000
Furniture and fixtures	97,000	97,000
Leasehold improvements	58,000	62,000

	772,000	1,319,000
Less: Accumulated depreciation and amortization	(599,000)	(891,000)

	$173,000	$428,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 5—ACCRUED EXPENSES

Accrued expenses consist of the following at December 31:

	2007	2006
Payroll	$19,000	$20,000
Paid time off	68,000	73,000
Warranty reserve	46,000	45,000
Interest	143,000	68,000
Other	57,000	54,000

	$333,000	$260,000

Activity in the Company’s warranty reserve liability is summarized as follows for the year ending December 31:

	2007	2006
Balance, beginning of year	$45,000	$40,000
Reserves added	46,000	45,000
Expense incurred	(45,000)	(40,000)

Balance, end of year	$46,000	$45,000

NOTE 6—LINE OF CREDIT

Beginning in November 2005, the Company obtained financing from Agility Capital, LLC (“Agility). The initial agreement with Agility was for a $750,000 revolving line of credit which was available until it was replaced with a non-revolving term facility in April 2007. During the term of the agreement for the revolving line of credit, borrowings were based on a formula applied to accounts receivable and inventory with interest at approximately 12% for a substantial portion of the term of the loan, wherein certain periods the rate was at prime plus 4%. In April 2007, the revolving line of credit was replaced with a $300,000 non-revolving line of credit, the principal being then increased to $500,000 in October 2007. The non-revolving line of credit bears interest at prime plus 4% with a minimum of 12%, requires monthly payments, and was set to mature April 30, 2008. Subsequent to year-end, in April 2008, the maturity date was extended to November 30, 2008 (Note 13). The Agility financing agreements are secured by substantially all assets of the Company. As of December 31, 2007 and December 31, 2006, respectively, $500,000 and $461,000 were outstanding under the non-revolving line of credit and revolving line of credit agreements, respectively.

In connection with the original revolving line of credit agreement and subsequent amendments during 2006 and 2007, including the amendments that replace the revolving line of credit with the non-revolving line, the Company issued warrants to purchase an aggregate 1,400,000 shares of Series B convertible preferred stock with an exercise price of $.592 per share, exercisable through April 20, 2017. As of the date of each amendment, the previously issued Series B convertible preferred stock warrant agreement was replaced with a new warrant agreement for the aggregate amount of warrants granted. In an amendment in October 2007, the Company issued warrants to purchase 150,000 shares of its common stock with an exercise price of $.06 per share. All of the warrants for the Series B convertible preferred and common stock have ten year terms and provide for an exercise price of $.01 per share in the event the Company is in default with provisions of the financing agreement. The Company has not defaulted at any time under the terms of the agreement. None of the warrants granted to Agility had been exercised through December 31, 2007. Finally, all of the warrants are subject to a registration rights agreement in the event the Company files an initial public offering of its securities.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In accordance with the provisions of EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants in each case are classified as a liability based on certain underlying conditions that are outside of the Company’s control. The warrant liability is, and will be remeasured at each balance sheet date until such time as the conditions requiring treatment as a liability are resolved, with the change in value of the warrants recorded as an adjustment to interest and financing cost in the statement of operations. In addition, due to the magnitude of changes in terms in certain of the amendments, certain amendments resulted in the debts being treated as an extinguishment as opposed to a modification as per the requirements of EITF No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments.

A summary of the transactions is as follows:

Date of Agreement/ Amendment					Warrants Issued			Cash Issued Costs	Modification or Extinguishment
	Type of Financing	Available Principal	Maturity Date	Interest Rate	Type	Incremental Number	Value Assigned
Nov. 2005	Initial Revolving Line of Credit	$750,000	Oct. 31, 2006	12%	Series B Preferred	362,162	$62,000	$22,500	Initial Agreement
Apr. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	737,838	$251,000	$15,000	Extinguishment
Sept. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	125,000	$42,000	$5,000	Extinguishment
Apr. 2007	Revolving Line of Credit Terminated								Extinguishment
Apr. 2007	Non-Revolving Line of Credit	$300,000	Apr. 30, 2008	Prime + 4%	Series B Preferred	175,000	$54,000	$4,000	Initial Agreement

	Cumulative Series B Preferred Warrants at December 31, 2007					1,400,000

				Prime + 4%,
Oct. 2007	Non-Revolving Line of Credit	$500,000	Apr. 30, 2008	minimum 12%	Common Stock	150,000	$7,000	$4,500	Modification

	Cumulative Common Stock Warrants at December 31. 2007					150,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Valuation factors used for the determination of warrant values were as follows:

	Series B Preferred	Common Stock
Year Ended December 31, 2005:
Volatility	85%	85%
Risk Free Rate	4.60%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

Year Ended December 31, 2006:
Volatility	65%	70%
Risk Free Rate	4.90%	4.80%
Dividend Rate	0%	0%
Life	10 years	10 Years

Year Ended December 31, 2007:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

In conjunction with the April 2006 line of credit amendment, terms were inserted whereby if by the second anniversary (currently April 30, 2010) of the current maturity date (April 30, 2008) of the Agility financing agreement, an acquisition has not occurred worth $8,000,000 or the Company has not completed an initial public offering, Agility shall have the right to require the Company to purchase the Series B convertible preferred stock warrants for $400,000 cash.

During the years ended December 31, 2007 and 2006, the Company had amortization of cash and non-cash debt issuance costs of $65,000 and $161,000, respectively.

NOTE 7—RELATED PARTY TRANSACTIONS

The Company paid $9,000 and $14,000 for temporary personnel services to a company owned by a former employee during the years ended December 31, 2007 and 2006, respectively.

The Company sold $889,000 and $403,000 of products to an international distribution company owned by a part-time employee during the years ended December 31, 2007 and 2006, respectively. There were no accounts receivable due from this customer at December 31, 2007. Accounts receivable from this Company totaled approximately $8,000 at December 31, 2006.

NOTE 8—LONG TERM DEBT

On November 1, 2004, the Company issued six unsecured senior promissory notes (the “notes”) totaling $1,250,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the thirty-sixth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. Four of the six promissory notes totaling $1,100,000 were issued to related parties. At December 31, 2007 and 2006, accrued interest on these notes totaled $31,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $125,000 during each of the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, $110,000 of interest was incurred in each year to related parties.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 6,519,670 shares of common stock at an exercise price of $0.02 per share. The warrants are exercisable for a period of five years commencing on November 1, 2004. As of December 31, 2004 all warrants issued have been exercised. The fair value of the warrants was estimated to be $65,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.60%; (iii) expected volatility of 85%; (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The debt discount is being amortized to interest expense over the term of the notes.

On July 15, 2006, the Company issued four unsecured senior promissory notes (the “notes”) totaling $406,250 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the sixteenth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. All four of the promissory notes were issued to related parties. At December 31, 2007 and 2006, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $41,000 and $10,000 during the years ended December 31, 2007 and 2006. During the years ended December 31, 2007 and 2006, $41,000 and $10,000 of interest was incurred in each year to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 608,423 shares of Series B convertible preferred stock at an exercise price of $0.592 per share. The fair value of the warrants was estimated at $48,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.90%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on July 15, 2006. As of December 31, 2007 no warrants issued have been exercised.

In April, June, and October 2007, the Company issued six senior promissory notes (the “notes”) totaling $398,000 to private investors. Interest is incurred at a floating rate equal to the prime interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be repaid on October 31, 2008. The notes are secured by the molds on a future product. Four of the six promissory notes totaling $348,000 were issued to related parties. At December 31, 2007, accrued interest on these notes totaled $11,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $23,000 during the year ended December 31, 2007. During the year ended December 31, 2007, $21,000 of interest was incurred to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 1,199,075 shares of common stock at an exercise price of $0.06 per share which is the estimated fair value per share on the date of issuance. The fair value of the warrants was estimated at $40,000 using a Black-Scholes valuation model, with the following assumptions; (i) no expected dividends; (ii) a risk fee rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years from date of issuance. The debt discount is being amortized to interest expense over the term of the notes.

Amortization of debt issuance costs associated with the long-term debt installments totaled $80,000 and $55,000 for the years ended December 31, 2007 and 2006.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 9—STOCKHOLDERS’ EQUITY

Common and Preferred Stock

The Series A and B convertible preferred stock are convertible one to one into shares of common stock at the option of the shareholder. The preferred shares have voting rights equivalent to the number of as-converted common shares. Additionally, the preferred stockholders voting as a separate class are entitled to elect three directors of the Company. In the event of a public offering of at least $15,000,000 and at least $4.00 per share, the preferred stock automatically converts into common shares. The Series A and B preferred shares have a priority liquidation value of $1.10 per share ($2,073,000 total preference) and $0.592 per share ($7,036,000 total preference), respectively, and have a non-cumulative cash dividend, when, and if declared. No dividends were declared or paid during the years ended December 31, 2007 and 2006.

Stock Options

In October 2000, the Company adopted the 2000 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant options for up to 2,986,290 shares of the Company’s common stock. In May 2002, the Company amended and restated the Plan and increased the total shares authorized under the Plan to 5,861,290. Options for common stock may be incentive stock options or non-statutory stock options. A committee designated by the Board of Directors may fix the terms and vesting of all options; however, in no event will the contractual term exceed 10 years. Generally, options vest 25% one year from the grant date and 1/48 per month thereafter until the options are fully vested. The Plan allows for employees to early exercise unvested stock options.

All options exercised are subject to repurchase by the Company. Unvested exercised options are subject to repurchase within 60 days of an employee’s termination at the original purchase price, at the Company’s discretion. Vested exercised options are subject to repurchase within 90 days of an employee’s termination at the fair value of the stock on the date of repurchase, at the Company’s discretion. During the years ended December 31, 2007 and 2006, the Company did not repurchase any unvested exercised options.

In December 2000, the Company adopted the 2000 Nonqualified Stock Option Plan (the “Nonqualified Plan”). Under the Nonqualified Plan, the Company may grant non-statutory options to purchase up to 173,710 shares of the Company’s common stock. Stock options issued under the Nonqualified Plan have similar terms to those granted under the 2000 Stock Option Plan.

A summary of stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Average Remaining Contractual Term in Years	Aggregate Intensive Value
Outstanding December 31, 2005	1,372,126	$0.17	4.84	$6,000

Granted	853,444	0.04
Exercised	(120,332)	0.04
Cancelled	—	—

Outstanding December 31, 2006	2,105,238	$0.12	5.29	$27,700

Granted	315,664	0.05
Exercised	(130,332)	0.06
Cancelled	(10,000)	0.04	—	—

Outstanding December 31, 2007	2,280,570	$0.11	4.51	$17,400

Exercisable at December 31, 2007	1,841,467	$0.11	5.86	$24,600

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

The weighted average fair value of options granted during the years ended December 31, 2007 and 2006 was $.02 per share and $.01, respectively. Options outstanding are exercisable at prices ranging from $0.02 to $0.27 and the weighted average remaining contractual life is 4.51 years. At December 31, 2007, 4,496,981 stock options are vested. Stock-based compensation expense totaled $5,000 and $24,000 for each of the years ended December 31, 2007 and 2006.

For the years ended December 31, 2007 and 2006, stock-based compensation expense recognized in the statement of operations was as follows:

	2007	2006
General and administrative	$5,000	$24,000

Shares Reserved for Future Issuance

The following shares of common stock are reserved for future issuance at December 31, 2007:

Conversion of Series A preferred stock	1,884,581
Conversion of Series B preferred stock	11,885,323
Stock options issued and outstanding	2,280,570
Authorized for future option grants	816,818
Warrants issued and outstanding (notes 6 and 8)	3,141,665

20,008,957

NOTE 10—INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2007 and 2006 are shown below. A valuation allowance has been established, as realization of such deferred tax assets has not met the more likely than not threshold requirement under SFAS 109.

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$4,297,000	$3,804,000
Research and development credits	218,000	195,000
Depreciation	191,000	61,000
Other, net	108,000	141,000

Total deferred tax assets	4,814,000	4,201,000
Valuation allowance	(4,814,000)	(4,201,000)

	$—	$—

At December 31, 2007, the Company has federal and state tax net operating loss carryforwards of approximately $11.5 million and $6.6 million, respectively. The federal and state tax loss carryforwards will begin to expire in 2020 and 2012, respectively, unless utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $144,000 and $112,000, respectively, which will begin to expire in 2020, unless utilized.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 11—COMMITMENTS AND CONTINGENCIES

Employee Benefit Plan

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code under which all employees of the Company are eligible to participate and defer taxes on compensation. Company contributions to the plan are discretionary and no contributions were made during the years ended December 31, 2007 or 2006.

Leases

The Company leases certain office space and equipment under non-cancelable operating lease agreements expiring on various dates through March 2010. The office space lease contains escalation clauses and requires the Company to pay its share of any increases in operating expenses.

Future minimum lease payments under all non-cancelable operating lease arrangements are as follows:

Year Ending December 31,
2008	$132,000
2009	102,000
2010	1,000

Total	$235,000

Rent expense for the years ended December 31, 2007 and 2006 was $127,000 and $119,000, respectively.

In January 2006 the Company signed a manufacturing agreement with a vendor to manufacture the Company’s line of projectiles. On a monthly basis, the Company provides a twelve-month forecast of projectiles to be manufactured. The Company is required to purchase 100% of the first six months of the twelve-month forecast of projectiles to be manufactured. The agreement expires in ten years unless cancelled earlier in accordance with provisions of the agreement.

In July 2007, the vendor terminated the agreement effective October 2007. The Company will continue to purchase projectiles from the manufacturer until June 2008 when all purchase orders previously accepted by the manufacturer as of the agreement termination date will be completed.

In December 2007 the Company signed a manufacturing agreement with a vendor to manufacture the Company’s line of projectiles. The agreement has an open ended term but can be cancelled by the Company at any time with 30 days written notice.

Legal Action

On April 13, 2007 the Company filed a complaint in United States District Court, Southern District of California, against Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc (“SWAT”). The Company alleges in the civil action that the prospective manufacture and distribution of SWAT’s non-lethal projectile launchers infringed certain of the Company’s patents and breached a Reseller Agreement and Non-Disclosure Agreement between Vizer Group, Inc. and the Company. The Company is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In connection with SWAT’s defense of this lawsuit, on June 28, 2007, SWAT filed documentation with the United States Patent and Trademark Office (“USPTO”) requesting that the USPTO re-examine two patents issued to PTI (US Patent Nos. 6,393,992 and 7,194,960) that are the subject of the alleged patent infringement claims in the lawsuit. On September 28, 2007, the USPTO notified the Company that the USPTO has granted SWAT’s requests to re-examine these two patents. SWAT has filed a motion requesting a stay in the lawsuit, pending the outcome of the examination of the USPTO.

NOTE 12—CONCENTRATIONS OF CREDIT RISK

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents on deposit with banks that at times may exceed federally insured limits. Accounts with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2007 and 2006 uninsured bank balances totaled approximately $242,000 and $502,000, respectively.

Customers

The Company sold a significant amount of products to one un-related customer during the years ended December 31, 2007 and December 31, 2006. Sales to this customers accounted for approximately 23% and 18% of total sales for the years ended December 31, 2007 and 2006, respectively. Accounts receivable from this customer were approximately $214,000 and $8,000 at December 31, 2007 and December 31, 2006, respectively.

Vendors

The Company purchased a significant amount of products from three un-related vendors during the years ended December 31, 2007 and December 31, 2006. Purchases from these vendors accounted for approximately 81% and 70% of total inventory purchases for the years ended December 31, 2007 and 2006, respectively. Accounts payable from these vendors were approximately $1,000 and $126,000 at December 31, 2007 and December 31, 2006, respectively.

NOTE 13—SUBSEQUENT EVENTS

Legal Action

In connection with the SWAT lawsuit, the motion requesting a stay in the lawsuit, pending the outcome of the examination of the USPTO was granted on February 13, 2008.

Long-term Debt

In March 2008, the Company issued an unsecured promissory note (the “note”) totaling $200,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid on August 31, 2009.

In conjunction with the above promissory note, the Company issued warrants to purchase 690,667 shares of common stock at an exercise price of $0.05 per share. The warrants are exercisable for a period of five years commencing on date of issuance.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

In May 2008, the Company amended four warrant and note payable agreements that were originally entered into in July 2006 with certain private investors. Under the terms of the amended agreements, the warrants previously issued to purchase 608,423 shares of the Company’s Preferred Series B Stock at an exercise price of $0.592 per share (see Note 8) were revised whereby the investors are now entitled to purchase 608,423 shares of the Company’s common stock at an exercise price of $0.05 per share.

In addition, the terms for the repayment of accrued interest were modified. Under the terms of the original agreement, accrued interest was due and payable ten days following the end of each calendar quarter. Under the revised agreement, accrued interest is due and payable on the maturity date, October 31, 2008.

Extension of NonRevolving Term Note with Agility Capital LLC

In April 2008, the Company amended its non-revolving credit facility with Agility Capital to extend the maturity date to November 30, 2008. In connection with this amendment, the Company paid $5,100 of fees and issued warrants to purchase 175,000 shares of common stock at $.05 per share. The warrants expire April 25, 2018.

Plan of Merger and Reorganization

On May 27, 2008, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Security With Advanced Technology, Inc., (“SWAT”), a NASDAQ-listed company. Upon approval of the Merger, SWAT will change its name to Pepperball Technologies, Inc. (the “Surviving Entity”).

As consideration for the Merger, the stockholders of Company immediately prior to the effective time of the Merger will be issued shares of SWAT’s common stock comprising an aggregate of 50% of the outstanding common stock of SWAT at the effective time of the Merger (assuming the conversion of all of SWAT’s and the Company’s outstanding shares of preferred stock). In addition, if within 9 months following the closing of the Merger, the Surviving Entity raises additional financing through the sale of equity securities, then the Company’s stockholders will be entitled to receive additional shares of the Surviving Entity’s common stock as anti-dilution protection upon the closing of such subsequent equity financing based upon a formula set forth in the Merger Agreement.

The Surviving Entity will assume all of the Company’s outstanding stock options and warrants, whether vested or unvested, shall continue to have and be subject to the same terms and conditions governing such options or warrants, except that such options or warrants will be exercisable for shares of the Surviving Entity’s common stock.

The Merger Agreement further provides that holders of certain outstanding promissory notes issued by the Company shall be exchanged for new promissory notes issued by the Surviving Entity at the effective time of the Merger in the same principal amount plus accrued interest thereon. The new promissory notes shall be unsecured, bear interest at the rate of 10% per annum and mature 15 months from the closing date of the Merger. The promissory notes are convertible into shares of the Surviving Entity’s common stock at the option of the note holder’s.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Concurrently with the execution of the Merger Agreement, SWAT delivered $495,000 to the Company in exchange for a promissory note from the Company in an equal principal amount (the “Advance Note”). The Advance Note does not bear interest and the Company is not obligated to repay the Advance Note unless the Merger is not consummated due to the failure of the Company’s stockholders to approve the Merger or if the board of directors of the Company withdraws its recommendation of the Merger. The Advance Note is payable within 90 days of either event. If the Company must repay the Advance Note, SWAT, at its option, may waive the repayment of $250,000 of the Advance Note in exchange for: (i) a mutual settlement of all claims and matters relating to the Litigation (see Note 11); and (ii) a non-exclusive worldwide license to use the Company’s intellectual property rights for projectiles and any technology contained in the launchers or subsequent version of such launchers that SWAT is having produced.

NOTE 14—RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In analyzing certain transactions in preparation for the audit of the 2007 consolidated financial statements, the Company’s management determined that it had incorrectly applied certain financial accounting principles with respect to stock-based compensation and accounting and reporting of values attributable to warrants issued in connection with several debt transactions. As such, management determined it was necessary to restate the 2006 financial statements which had previously been presented and reported on by another auditor.

In particular, with respect to stock-based compensation, it was determined that an inappropriate volatility factor had been used in calculating the fair value of stock option grants. In addition, in adopting the provisions of the modified prospective approach under SFAS 123R, no value for stock-based compensation had been calculated for options granted prior to January 1, 2006 for which vesting of such option grants continued in to 2006.

With respect to the accounting for and reporting of warrants, management again had utilized inappropriate volatility rates in the calculation of values and did not give consideration to the modification and extinguishment criteria under EITF 98-16, or allocations of values for certain warrants and debt instruments in connection with APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. As a result, debt issuance costs and the related amortization was not calculated and reported in accordance with generally accepted accounting principles.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

Summarized effects of the restatement of the 2006 consolidated financial statements are as follows:

	Balance as Originally Reported	Adjustment	Restated
Balance Sheet as of December 31, 2006
Current assets	$1,372,000	$—	$1,372,000
Property and equipment, net	428,000	—	428,000
Other assets:
Purchased technology, net	51,000	—	51,000
Deposits and other assets	28,000	16,000	44,000

Total assets	1,879,000	16,000	1,895,000

Current liabilities	1,043,000	—	1,043,000
Long-term debt, net of current portion and unamortized discounts	1,638,000	(64,000)	1,574,000
Warrant liability	—	379,000	379,000

Total liabilities	2,681,000	315,000	2,996,000

Minority interest	47,000	—	47,000

Stockholders’ equity (deficit)
Preferred stock	14,000	—	14,000
Common stock	14,000	—	14,000
Additional paid-in capital	10,360,000	121,000	10,481,000
Accumulated deficit	(11,237,000)	(420,000)	(11,657,000)

Total stockholders’ equity (deficit)	(849,000)	(299,000)	(1,148,000)

Total liabilities and stockholders’ equity (deficit)	$1,879,000	$16,000	$1,895,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

	Originally Reported	Adjustment	Restated
Statement of Operations for the Year Ended December 31, 2006
Revenues	$3,031,000	$—	$3,031,000
Cost of revenues	1,170,000	—	1,170,000

Gross profit	1,861,000	—	1,861,000

Operating expenses
Sales and marketing	515,000	—	515,000
Research and development	396,000	—	396,000
General and administrative	1,135,000	24,000	1,159,000
Amortization	123,000		123,000

Total operating expenses	2,169,000	24,000	2,193,000

Loss from operations	(308,000)	(24,000)	(332,000)

Other income (expense)
Interest income	1,000	—	1,000
Interest expense	(254,000)	(160,000)	(414,000)
Change in warrant liability	—	37,000	37,000
Loss on extinguishment of debt	—	(204,000)	(204,000)
Other income	3,000	—	3,000
Minority interest	(4,000)		(4,000)

	(254,000)	(327,000)	(581,000)

Net loss	$(562,000)	$(351,000)	$(913,000)

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2007 AND 2006

	Originally Reported	Adjustment	Restated
Statement of Cash Flows for the Year Ended December 31, 2006
Cash flows from operating activities
Net loss	$(562,000)	$(351,000)	$(913,000)
Adjustments
Depreciation and amortization	224,000	—	224,000
Minority interest	4,000	—	4,000
Change in warrant liability	—	(37,000)	(37,000)
Loss on extinguishment of debt	—	182,000	182,000
Amortization of debt discounts	22,000	182,000	204,000
Stock-based compensation	—	24,000	24,000
Accounts receivable allowance	2,000	—	2,000
Inventory obsolescence allowance	(20,000)	—	(20,000)
Change in operating assets and liabilities	(46,000)	—	(46,000)

Net cash used in operating activities	(376,000)	—	(376,000)

Cash flows from investing activities	(94,000)	—	(94,000)

Cash flows from financing activities	772,000	—	772,000
Net increase in cash and cash equivalents	302,000	—	302,000
Cash and cash equivalents, beginning of year	225,000	—	225,000

Cash and cash equivalents, end of year	$527,000	$—	$527,000

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007 (Note)
ASSETS
Current assets
Cash and cash equivalents	$322,000	$266,000
Accounts receivable, net	314,000	311,000
Inventories, net	451,000	373,000
Other current assets	76,000	75,000

Total current assets	1,163,000	1,025,000

Property and equipment, net	162,000	173,000

Other assets
Deposits and other assets	91,000	96,000

Total other assets	91,000	96,000

Total assets	$1,416,000	$1,294,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$392,000	$298,000
Accrued expenses	384,000	333,000
Short term debt, net of debt discounts	2,028,000	2,011,000
Line of credit	500,000	500,000

Total current liabilities	3,304,000	3,142,000

Deferred rent, long-term portion	3,000	4,000
Long-term debt, net of current portion and unamortized discounts	182,000	—
Warrant liability	430,000	448,000

Total liabilities	3,919,000	3,594,000

Minority interest	49,000	49,000

Stockholders’ equity (deficit)
Preferred stock; $.001 par value, 20,000,000 shares authorized; 1,884,581 shares of Series A and 11,885,323 of Series B issued and outstanding at March 31, 2008 and December 31, 2007; Series A and B liquidation preference of $2,073,000 and $7,036,000, respectively	14,000	14,000
Common stock, $.001 par value, 37,000,000 shares authorized; 14,721,824 and 13,632,327 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	15,000	14,000
Additional paid in capital	10,599,000	10,546,000
Accumulated deficit	(13,180,000)	(12,923,000)

Total stockholders’ equity (deficit)	(2,552,000)	(2,349,000)

Total liabilities and stockholders’ equity (deficit)	$1,416,000	$1,294,000

Note: The consolidated balance sheet as of December 31, 2007 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

See accompanying notes to condensed consolidated financial statements

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended March 31,
	2008	2007
Revenues	$725,000	$691,000

Cost of revenues	334,000	338,000

Gross profit	391,000	353,000

Operating Expenses
Sales and marketing	198,000	154,000
Research and development	139,000	108,000
General and administrative	229,000	292,000
Amortization	—	31,000

Total operating expenses	566,000	585,000

Loss from operations	(175,000)	(232,000)

Other income (expense)
Interest income	2,000	2,000
Interest expense	(102,000)	(98,000)
Change in warrant liability	18,000	—

Total other income (expense)	(82,000)	(96,000)

Net loss	$(257,000)	$(328,000)

See accompanying notes to condensed consolidated financial statements

PEPPERBALL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net loss	$(257,000)	$(328,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,000	59,000
Amortization of debt discounts	33,000	45,000
Increase in accounts receivable allowances	7,000	3,000
Change in warranty liability	(18,000)	—

Increase (decrease) in cash from changes in operating assets and liabilities:
Accounts receivable	(10,000)	167,000
Inventories	(78,000)	(30,000)
Other current assets	(1,000)	(5,000)
Deposits and other assets	(11,000)	11,000
Accounts payable	94,000	(76,000)
Accrued expenses	51,000	45,000
Deferred rent	(1,000)	—

Net cash used in operating activities:	(178,000)	(109,000)

Cash flows from investing activities
Purchases of property and equipment	(3,000)	(20,000)

Net cash used in investing activities	(3,000)	(20,000)

Cash flows from financing activities
Proceeds from issuance of long-term debt	200,000	—
Repayments on revolving credit facilities	—	(188,000)
Proceeds from exercise of stock options	3,000	—
Proceeds from exercise of warrants	34,000	—

Net cash provided by (used in) financing activities	237,000	(188,000)

Net increase (decrease) in cash and cash equivalent	56,000	(317,000)
Cash and cash equivalents, beginning of period	266,000	527,000

Cash and cash equivalents, end of period	$322,000	$210,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$51,000	$38,000
Cash paid for income taxes	$2,000	$2,000

See accompanying notes to condensed consolidated financial statements

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008

UNAUDITED

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of PepperBall Technologies, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2008, and for all periods presented have been made. Certain information and footnote data necessary for a fair presentation of financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included for the year ended December 31, 2007. The results of operations for the period ended March 31, 2008 are not necessarily an indication of operating results for the full year.

NOTE 1—DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007, the Report of the Independent Registered Public Accounting Firm, includes an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. The Company’s interim consolidated financial statements for the three months ended March 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company, had a net working capital deficiency of $2,141,000, a net capital deficiency of $2,552,000 and an accumulated deficit of $13,180,000 at March 31, 2008.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure, research and market introduction activities. If revenues do not increase sufficiently to generate positive cash flows, then the Company would be required to reduce the scope of its research and development, sales and marketing, and general and administrative activities and would not be able to continue in business unless the Company acquired additional financing. The Company is actively looking to obtain additional financing. However, there can be no assurance that the Company would be able to obtain sufficient additional financing, if needed. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary ChemArmor, Inc. All intercompany transactions and balances have been eliminated in consolidation.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS-157 is effective for financial statements issued for fiscal years beginning after November 15, 2008, for non-financial assets and liabilities and is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities. PepperBall is currently evaluating the impact of this pronouncement on its consolidated financial statements.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect this statement will have a material impact on its results of operations or financial position.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (SFAS 141R), which retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. The provision of SFAS 141R are effective for fiscal years beginning after December 15, 2008 with earlier adoption prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

NOTE 2—INVENTORIES

Inventories consist of the following:

	March 31, 2008	December 31, 2007
Raw materials	$176,000	$155,000
Finished goods	332,000	275,000

	508,000	430,000
Less: Allowance for obsolescence	(57,000)	(57,000)

	$451,000	$373,000

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation, consists of the following:

	March 31, 2008	December 31, 2007
Machinery and equipment	$98,000	$98,000
Computer equipment	271,000	271,000
Molds	250,000	248,000
Furniture and fixtures	97,000	97,000
Leasehold improvements	58,000	58,000

	774,000	772,000
Less: Accumulated depreciation and amortization	(612,000)	(599,000)

	$162,000	$173,000

NOTE 4—ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31, 2008	December 31, 2007
Payroll	$39,000	$19,000
Paid time off	76,000	68,000
Warranty reserve	44,000	46,000
Interest	161,000	143,000
Other	64,000	57,000

	$384,000	$333,000

Activity in the Company’s warranty reserve liability is summarized as follows for the quarter ending March 31, 2008 and year ending December 31, 2007:

	March 31, 2008	December 31, 2007
Balance, beginning of period	$46,000	$45,000
Reserves added	10,000	46,000
Expense incurred	(12,000)	(45,000)

Balance, end of period	$44,000	$46,000

NOTE 5—LINE OF CREDIT

Beginning in November 2005, the Company obtained financing from Agility Capital, LLC (“Agility). The initial agreement with Agility was for a $750,000 revolving line of credit which was available until it was replaced with a non-revolving term facility in April 2007. During the term of the agreement for the revolving line of credit, borrowings were based on a formula applied to accounts receivable and inventory with interest at approximately 12% for a substantial portion of the term of the loan, wherein certain periods the rate was at prime

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

plus 4%. In April 2007, the revolving line of credit was replaced with a $300,000 non-revolving line of credit, the principal being then increased to $500,000 in October 2007. The non-revolving line of credit bears interest at prime plus 4% with a minimum of 12%, requires monthly payments, and was set to mature April 30, 2008. The Agility financing agreements are secured by substantially all assets of the Company. As of March 31, 2008 and December 31, 2007, respectively, $500,000 was outstanding under the non-revolving line of credit.

In conjunction with the April 2006 line of credit amendment, terms were inserted whereby if by the second anniversary (currently April 30, 2010) of the current maturity date (April 30, 2008) of the Agility financing agreement, an acquisition has not occurred worth $8,000,000 or the Company has not completed an initial public offering, Agility shall have the right to require the Company to purchase the Series B convertible preferred stock warrants for $400,000 cash.

During the quarters ended March 31, 2008 and 2007, the Company had amortization of cash and non-cash debt issuance costs of $16,000 and $19,000, respectively.

In April 2008, the Company amended its non-revolving credit facility with Agility Capital to extend the maturity date to November 30, 2008. In connection with this amendment, the Company paid $5,100 of fees and issued warrants to purchase 175,000 shares of common stock at $.05 per share. The warrants expire April 25, 2018.

NOTE 6—WARRANT LIABILITY

In connection with the original revolving line of credit agreement and subsequent amendments during 2006 and 2007, including the amendments that replace the revolving line of credit with the non-revolving line, the Company issued warrants to purchase an aggregate 1,400,000 shares of Series B convertible preferred stock with an exercise price of $.592 per share, exercisable through April 20, 2017. As of the date of each amendment, the previously issued Series B convertible preferred stock warrant agreement was replaced with a new warrant agreement for the aggregate amount of warrants granted. In an amendment in October 2007, the Company issued warrants to purchase 150,000 shares of its common stock with an exercise price of $.06 per share. All of the warrants for the Series B convertible preferred and common stock have ten year terms and provide for an exercise price of $.01 per share in the event the Company is in default with provisions of the financing agreement. The Company has not defaulted at any time under the terms of the agreement. None of the warrants granted to Agility had been exercised through March 31, 2008. Finally, all of the warrants are subject to a registration rights agreement in the event the Company files an initial public offering of its securities.

In accordance with the provisions of EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants in each case are classified as a liability based on certain underlying conditions that are outside of the Company’s control. The warrant liability is, and will be remeasured at each balance sheet date until such time as the conditions requiring treatment as a liability are resolved, with the change in value of the warrants recorded as an adjustment to interest and financing cost in the statement of operations. In addition, due to the magnitude of changes in terms in certain of the amendments, certain amendments resulted in the debts being treated as an extinguishment as opposed to a modification as per the requirements of EITF No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

A summary of the transactions is as follows:

Date of Agreement/ Amendment					Warrants Issued			Cash Issued Costs	Modification or Extinguishment
	Type of Financing	Available Principal	Maturity Date	Interest Rate	Type	Incremental Number	Value Assigned
Nov. 2005	Initial Revolving Line of Credit	$750,000	Oct. 31, 2006	12%	Series B Preferred	362,162	$62,000	$22,500	Initial Agreement
Apr. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	737,838	$251,000	$15,000	Extinguishment
Sept. 2006	Revolving Line of Credit	$750,000	Apr. 30, 2007	12%	Series B Preferred	125,000	$42,000	$5,000	Extinguishment
Apr. 2007	Revolving Line of Credit Terminated								Extinguishment
Apr. 2007	Non-Revolving Line of Credit	$300,000	Apr. 30, 2008	Prime + 4%	Series B Preferred	175,000	$54,000	$4,000	Initial Agreement

	Cumulative Series B Preferred Warrants at December 31, 2007					1,400,000

				Prime + 4%,
Oct. 2007	Non-Revolving Line of Credit	$500,000	Apr. 30, 2008	minimum 12%	Common Stock	150,000	$7,000	$4,500	Modification

	Cumulative Common Stock Warrants at December 31. 2007					150,000

Valuation factors used for the determination of warrant fair values were as follows:

	Series B Preferred	Common Stock
Quarter Ended March 31, 2008:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	9.1 years	9.5 Years

Year Ended December 31, 2007:
Volatility	60%	65%
Risk Free Rate	4.40%	4.40%
Dividend Rate	0%	0%
Life	10 Years	10 Years

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

The fair value of the warrant liability was remeasured as of March 31, 2008 using significant unobservable inputs (Level 3) in accordance with FAS 157 and is summarized as follows:

Series B Preferred and Common Stock Warrant Liability
Balance—December 31, 2007	$448,000
Change in fair value of warrant liability included in earnings	(18,000)

Balance—March 31, 2008	$430,000

NOTE 7—RELATED PARTY TRANSACTIONS

The Company paid $0 and $4,000 for temporary personnel services to a company owned by a former employee during the quarters ended March 31, 2008 and 2007, respectively.

The Company sold $141,000 and $247,000 of products to an international distribution company owned by a part-time employee during the quarters ended March 31, 2008 and 2007, respectively. Accounts receivable from this Company totaled approximately $56,000 and $0 at March 31, 2008 and December 31, 2007, respectively.

NOTE 8—LONG TERM DEBT

On November 1, 2004, the Company issued six unsecured senior promissory notes (the “notes”) totaling $1,250,000 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the thirty-sixth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. Four of the six promissory notes totaling $1,100,000 were issued to related parties. At March 31, 2008 and December 31, 2007, accrued interest on these notes totaled $31,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $31,000 during each of the quarters ended March 31, 2008 and 2007. During the quarters ended March 31, 2008 and 2007, $28,000 of interest was incurred in each quarter to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 6,519,670 shares of common stock at an exercise price of $0.02 per share. The warrants are exercisable for a period of five years commencing on November 1, 2004. As of December 31, 2004 all warrants issued have been exercised. The fair value of the warrants was estimated to be $65,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.60%; (iii) expected volatility of 85%; (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The debt discount is being amortized to interest expense over the term of the notes.

On July 15, 2006, the Company issued four unsecured senior promissory notes (the “notes”) totaling $406,250 to private investors. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid at the end of the sixteenth month in October 2007. In April 2007, the Company amended its existing promissory notes. The amendment extends the maturity date to October 31, 2008. All four of the promissory notes were issued to related parties. At March 31, 2008 and December 31, 2007, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $10,000 during the quarters ended March 31, 2008 and 2007. During the quarters ended March 31, 2008 and 2007, $10,000 of interest was incurred in each quarter to related parties.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 608,423 shares of Series B convertible preferred stock at an exercise price of $0.592 per share. The fair value of the warrants was estimated at $48,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.90%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on July 15, 2006. As of March 31, 2008 no warrants issued have been exercised.

In April, June, and October 2007, the Company issued six senior promissory notes (the “notes”) totaling $398,000 to private investors. Interest is incurred at a floating rate equal to the prime interest rate (as published daily in the Wall Street Journal) plus 4% per annum, and is payable quarterly in arrears, with the principal to be repaid on October 31, 2008. The notes are secured by the molds on a future product. Four of the six promissory notes totaling $348,000 were issued to related parties. At March 31, 2008, accrued interest on these notes totaled $10,000. These amounts are included in accrued expenses in the accompanying consolidated balance sheets. Interest expense on these notes totaled $10,000 during the quarter ended March 31, 2008. During the quarter ended March 31, 2008, $9,000 of interest was incurred to related parties.

In conjunction with the above senior promissory notes, the Company issued warrants to purchase 1,199,075 shares of common stock at an exercise price of $0.06 per share which is the estimated fair value per share on the date of issuance. The fair value of the warrants was estimated at $40,000 using a Black-Scholes valuation model, with the following assumptions; (i) no expected dividends; (ii) a risk fee rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was recorded as a debt discount on the balance sheet. The warrants are exercisable for a period of five years from date of issuance. The debt discount is being amortized to interest expense over the term of the notes.

In March 2008, the Company issued an unsecured promissory note (the “note”) totaling $200,000 to related parties. Interest, at 10% per annum, is payable quarterly in arrears, with the principal to be repaid on August 31, 2009. At March 31, 2008, accrued interest on the note totaled $1,000. The amount is included in accrued expenses on the accompanying consolidated balance sheets. Interest expense on the note totaled $1,000 during the quarter ended March 31, 2008. During the quarter ended March 31, 2008, $1,000 of interest was incurred to related parties.

In conjunction with the above promissory note, the Company issued warrants to purchase 690,667 shares of common stock at an exercise price of $0.05 per share. The warrants are exercisable for a period of five years commencing on date of issuance. The fair value of the warrants was estimated at $18,000, using a Black-Scholes valuation model, with the following assumptions: (i) no expected dividends; (ii) a risk free rate of 4.40%; (iii) expected volatility of 65%; and (iv) a term of 5 years. The value of the warrants was a debt discount on the balance sheet. The warrants are exercisable for a period of five years commencing on March 18, 2008. The warrants were exercised on March 18, 2008.

Amortization of debt issuance costs associated with the long-term debt installments totaled $18,000 and $26,000 for the quarters ended March 31, 2008 and 2007.

In May 2008, the Company amended four warrant and note payable agreements that were originally entered into in July 2006 with certain private investors. Under the terms of the amended agreements, the warrants previously issued to purchase 608,423 shares of the Company’s Preferred Series B Stock at an exercise price of $0.592 per share were revised whereby the investors are now entitled to purchase 608,423 shares of the Company’s common stock at an exercise price of $0.05 per share.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

In addition, the terms for the repayment of accrued interest were modified. Under the terms of the original agreement, accrued interest was due and payable ten days following the end of each calendar quarter. Under the revised agreement, accrued interest is due and payable on the maturity date, October 31, 2008.

NOTE 9—STOCKHOLDERS’ EQUITY

Common Stock Transactions

On March 18, 2008, the holder of warrants to purchase 690,667 shares of the Company’s common stock, elected to exercise the warrants at the exercise price of $0.05 per share. These warrant exercises generated proceeds to the Company of $34,533.

Stock Options

In October 2000, the Company adopted the 2000 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant options for up to 2,986,290 shares of the Company’s common stock. In May 2002, the Company amended and restated the Plan and increased the total shares authorized under the Plan to 5,861,290. Options for common stock may be incentive stock options or non-statutory stock options. A committee designated by the Board of Directors may fix the terms and vesting of all options; however, in no event will the contractual term exceed 10 years. Generally, options vest 25% one year from the grant date and 1/48 per month thereafter until the options are fully vested. The Plan allows for employees to early exercise unvested stock options.

All options exercised are subject to repurchase by the Company. Unvested exercised options are subject to repurchase within 60 days of an employee’s termination at the original purchase price, at the Company’s discretion. Vested exercised options are subject to repurchase within 90 days of an employee’s termination at the fair value of the stock on the date of repurchase, at the Company’s discretion. During the quarters ended March 31, 2008 and 2007, the Company did not repurchase any unvested exercised options.

In December 2000, the Company adopted the 2000 Nonqualified Stock Option Plan (the “Nonqualified Plan”). Under the Nonqualified Plan, the Company may grant non-statutory options to purchase up to 173,710 shares of the Company’s common stock. Stock options issued under the Nonqualified Plan have similar terms to those granted under the 2000 Stock Option Plan.

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

A summary of stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intensive Value
Outstanding December 31, 2005	1,372,126	$0.17	4.84	$6,000

Granted	853,444	0.04
Exercised	(120,332)	0.04
Cancelled	—	—

Outstanding December 31, 2006	2,105,238	0.12	5.29	$27,700

Granted	315,664	0.05
Exercised	(130,332)	0.06
Cancelled	(10,000)	0.04

Outstanding December 31, 2007	2,280,570	$0.11	4.51	$17,400

Granted	598,995	0.05
Exercised	(52,666)	0.05
Cancelled	—	—

Outstanding March 31, 2008	2,826,899	$0.10	4.58	$9,600

Exercisable	1,919,343	$0.13	5.83	$7,600

The weighted average fair value of options granted during the quarters ended March 31, 2008 and 2007 was $0.03 per share and $0.02, respectively. Options outstanding are exercisable at prices ranging from $0.02 to $0.27 and the weighted average remaining contractual life is 4.6 years. At March 31, 2008, 4,610,808 stock options are vested. Stock-based compensation expense for each of the quarters ended March 31, 2008 and 2007 was de minimis.

Shares Reserved for Future Issuance

The following shares of common stock are reserved for future issuance at March 31, 2008:

Conversion of Series A preferred stock	1,884,581
Conversion of Series B preferred stock	11,885,323
Stock options issued and outstanding	2,826,899
Authorized for future option grants	217,823
Warrants issued and outstanding (notes 5, 6 and 8)	3,141,665

19,956,291

NOTE 10—COMMITMENTS AND CONTINGENCIES

Legal Action

On April 13, 2007 the Company filed a complaint in United States District Court, Southern District of California, against Security With Advanced Technology, Inc., Vizer Group, Inc. and Avurt International, Inc (“SWAT”). The Company alleges in the civil action that the prospective manufacture and distribution of SWAT’s non-lethal projectile launchers infringed certain of the Company’s patents and breached a Reseller Agreement and

PEPPERBALL TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008—(CONTINUED)

UNAUDITED

Non-Disclosure Agreement between Vizer Group, Inc. and the Company. The Company is seeking (a) damages for the alleged patent infringement and breach of contract, (b) an injunction to prohibit further alleged patent infringement and (c) other relief and costs.

NOTE 11—CONCENTRATIONS OF CREDIT RISK

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents on deposit with banks that at times may exceed federally insured limits. Accounts with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At March 31, 2008 and December 31, 2007 uninsured bank balances totaled approximately $283,000 and $242,000, respectively.

Vendors

The Company purchased a significant amount of products from four un-related vendors during the quarters ended March 31, 2008 and 2007. Purchases from these vendors accounted for approximately 78% and 87% of total inventory purchases for the quarters ended March 31, 2008 and 2007, respectively. Accounts payable to these vendors were approximately $77,000 and $1,000 at March 31, 2008 and December 31, 2007, respectively.

NOTE 12—SUBSEQUENT EVENTS

In April and May 2008 an additional 125,665 options were granted under the Company’s 2000 Stock Option Plan at $.05 per share of which 115,665 options have since been exercised. In July 2008, 620,000 additional options were granted under the Company’s 2000 Stock Option Plan. The July 2008 grants will require the Company’s 2000 Stock Option Plan to be amended to accommodate the additional option grants which will require Shareholder approval.